Exhibit 99.1

red violet Announces Second Quarter 2019 Financial Results

Record Revenue of $7.2 Million Delivers Positive Cash Flow from Operating Activities

BOCA RATON, Fla. – August 5, 2019 – Red Violet, Inc. (NASDAQ: RDVT), a leading analytics and information solutions provider, today announced financial results for the quarter ended June 30, 2019.

“We had a remarkable quarter with sequential record revenue of $7.2 million, driven by broad-based new and existing customer growth. Put simply, we are experiencing greater demand today than our current resources can accommodate,” stated Derek Dubner, red violet’s CEO. “Achieving positive adjusted EBITDA and cash flow from operations is a huge milestone for us and we are well positioned to generate free cash flow in the near term. Additionally, we see ample opportunity to further accelerate our current strong growth trajectory as we turn the corner on free cash flow and reinvest in the business, enabling us to exploit opportunities otherwise restrained by prudent cash management. There has never been a more exciting time for our business.”

Second Quarter Financial Results

For the three months ended June 30, 2019 as compared to the three months ended June 30, 2018:

•	Total revenue increased 85% to $7.2 million.
•

Net loss was $3.9 million (including share-based compensation expense of $3.6 million, which includes a one-time $2.4 million as a result of achieving certain financial milestones) as compared to $1.5 million (including share-based compensation expense of $0.0 million).

•	Loss per share was $0.37 ($0.15 excluding the one-time $2.4 million expense referenced above) as compared to $0.15.
•	Adjusted gross profit increased 130% to $4.2 million.
•	Adjusted gross margin increased to 58% from 47%.
•	Adjusted EBITDA was $0.4 million as compared to a negative $1.1 million.

Second Quarter and Recent Business Highlights

•	Customer adoption of idiCORE™ has been strong with 350 new customers added to the platform in the second quarter.
•	Broad-based revenue growth from both new customer adoption and existing customer expansion. New customer revenue grew 99% and growth revenue from existing customers grew 84% over prior year.
•	FOREWARN®, our subscription app-based solution for the real estate industry, powered by CORE™, continues to see strong adoption, adding over 4,200 users in the second quarter.
•

FOREWARN was honored to be named second runner up in the 2019 Inman Innovator Awards for Most Innovative Real Estate Technology, competing against real estate technology giants including REDFIN, NRT and Zillow®.

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted gross profit and adjusted gross margin. Adjusted EBITDA is a financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, excluding interest income, net, depreciation and amortization, share-based compensation expense, litigation costs, net, transition service income, and write-off of long-lived assets and others, as noted in the tables below. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue.

About red violet®

At red violet, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most - running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our analytics and information solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, recovering debt, identifying fraud and abuse, and ensuring legislative compliance, to identifying and acquiring customers. At red violet, we are dedicated to making the world a safer place and reducing the cost of doing business. For more information, please visit www.redviolet.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including whether we will generate free cash flow in the near term, whether there is ample opportunity to further accelerate our current strong growth trajectory and whether free cash flow will enable us to exploit opportunities otherwise restrained by prudent cash management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in red violet's Form 10-K for the year ended December 31, 2018 filed on March 7, 2019, as may be supplemented or amended by the Company's other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

RED VIOLET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(unaudited)

	June 30, 2019	December 31, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$5,915	$9,950
Accounts receivable, net of allowance for doubtful accounts of $98 and $77 as of June 30, 2019 and December 31, 2018, respectively	3,626	2,265
Prepaid expenses and other current assets	885	934
Total current assets	10,426	13,149
Property and equipment, net	726	852
Intangible assets, net	22,031	19,971
Goodwill	5,227	5,227
Right-of-use assets	2,835	-
Other noncurrent assets	459	628
Total assets	$41,704	$39,827
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$2,290	$2,246
Accrued expenses and other current liabilities	932	1,277
Current portion of operating lease liabilities	463	-
Deferred revenue	56	26
Total current liabilities	3,741	3,549
Noncurrent operating lease liabilities	2,712	-
Total liabilities	6,453	3,549
Shareholders' equity:
Preferred stock—$0.001 par value, 10,000,000 shares authorized, and 0 shares issued and outstanding, as of June 30, 2019 and December 31, 2018	-	-
Common stock—$0.001 par value, 200,000,000 shares authorized, 10,286,613 and 10,266,613 shares issued and outstanding, as of June 30, 2019 and December 31, 2018	10	10
Additional paid-in capital	45,253	41,052
Accumulated deficit	(10,012)	(4,784)
Total shareholders' equity	35,251	36,278
Total liabilities and shareholders' equity	$41,704	$39,827

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$7,245	$3,909	$12,979	$7,234
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	3,052	2,084	5,721	4,101
Sales and marketing expenses	2,003	1,228	3,503	2,317
General and administrative expenses	5,396	1,742	7,761	3,594
Depreciation and amortization	681	478	1,299	929
Total costs and expenses	11,132	5,532	18,284	10,941
Loss from operations	(3,887)	(1,623)	(5,305)	(3,707)
Interest income, net	37	-	77	-
Other income, net	-	129	-	129
Loss before income taxes	(3,850)	(1,494)	(5,228)	(3,578)
Income taxes	-	-	-	-
Net loss	$(3,850)	$(1,494)	$(5,228)	$(3,578)
Loss per share:
Basic and diluted	$(0.37)	$(0.15)	$(0.51)	$(0.35)
Weighted average number of shares outstanding:
Basic and diluted	10,298,613	10,266,613	10,283,232	10,266,613

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,228)	$(3,578)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,299	929
Share-based compensation expense	3,883	214
Write-off of long-lived assets	30	61
Provision for bad debts	326	155
Allocation of expenses from Fluent, Inc.	-	325
Noncash lease expenses	207	-
Changes in assets and liabilities:
Accounts receivable	(1,687)	(536)
Prepaid expenses and other current assets	49	(284)
Other noncurrent assets	169	82
Accounts payable	44	122
Accrued expenses and other current liabilities	-	(2,944)
Deferred revenue	30	23
Operating lease liabilities	(212)	-
Other non-current liabilities	-	189
Net cash used in operating activities	(1,090)	(5,242)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(32)	(37)
Capitalized costs included in intangible assets	(2,913)	(2,888)
Net cash used in investing activities	(2,945)	(2,925)
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributed by Fluent, Inc.	-	23,939
Net cash provided by financing activities	-	23,939
Net (decrease) increase in cash and cash equivalents	$(4,035)	$15,772
Cash and cash equivalents at beginning of period	9,950	65
Cash and cash equivalents at end of period	$5,915	$15,837
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Share-based compensation capitalized in intangible assets	$318	$181
Right-of-use assets obtained in exchange of operating lease liabilities	$3,042	$-
Operating lease liabilities arising from obtaining right-of-use assets	$3,387	$-

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted gross profit and adjusted gross margin. Adjusted EBITDA is a financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, excluding interest income, net, depreciation and amortization, share-based compensation expense, litigation costs, net, transition service income, and write-off of long-lived assets and others, as noted in the tables below. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2019	2018	2019	2018
Net loss	$(3,850)	$(1,494)	$(5,228)	$(3,578)
Interest income, net	(37)	-	(77)	-
Depreciation and amortization	681	478	1,299	929
Share-based compensation expense	3,609	49	3,883	214
Litigation costs, net	(47)	9	47	9
Transition service income	-	(158)	-	(158)
Write-off of long-lived assets and others	-	35	30	90
Adjusted EBITDA	$356	$(1,081)	$(46)	$(2,494)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2019	2018	2019	2018
Revenue	$7,245	$3,909	$12,979	$7,234
Cost of revenue (exclusive of depreciation and amortization)	3,052	2,084	5,721	4,101
Adjusted gross profit	$4,193	$1,825	$7,258	$3,133
Adjusted gross margin	58%	47%	56%	43%

We present adjusted EBITDA, adjusted gross profit and adjusted gross margin as supplemental measures of our operating performance because we believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure the performance of our business, evaluate the performance of our senior management and measure the operating strength of our business.

Adjusted EBITDA, adjusted gross profit and adjusted gross margin are measures frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and are indicators of the operational strength of our business. Adjusted EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation and amortization, share-based compensation expense and the impact of other items. Adjusted gross profit and adjusted gross margin are calculated by using cost of revenue (exclusive of depreciation and amortization).

Adjusted EBITDA, adjusted gross profit and adjusted gross margin are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either loss before income taxes or net loss as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. The way we measure adjusted EBITDA, adjusted gross profit and adjusted gross margin may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

SUPPLEMENTAL METRICS

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. These supplemental metrics are not necessarily derived from any underlying financial statement amounts.  We believe these supplemental metrics help investors understand trends within our business and evaluate the performance of such trends quickly and effectively. In the event of discrepancies between amounts in these tables and the Company's historical disclosures or financial statements, readers should rely on the Company's filings with the SEC and financial statements in the Company's most recent earnings release.

We intend to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or changes, and such changes could be material.

	(Unaudited)
(Dollars in thousands)	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19
Customer metrics
idiCORE - billable customers(1)	2,941	3,302	3,438	3,627	4,020	4,370
FOREWARN - users(2)	2,427	5,095	7,872	11,397	15,444	19,721
Revenue metrics
Contractual revenue %(3)	44%	52%	64%	66%	67%	62%
Net revenue attrition %(4)	10%	10%	6%	5%	5%	5%
Revenue from new customers(5)	$756	$802	$842	$1,096	$1,285	$1,596
Base revenue from existing customers(6)	$1,952	$2,472	$2,934	$3,127	$3,593	$4,480
Growth revenue from existing customers(7)	$617	$635	$584	$485	$856	$1,169
Other metrics
Employees - sales and marketing	35	33	37	46	47	48
Employees - support	7	7	5	6	6	7
Employees - infrastructure	11	11	9	11	12	12
Employees - engineering	18	20	22	21	20	20
Employees - administration	13	14	14	14	14	14
(1)

We define a billable customer of idiCORE as a single entity that generated revenue in the last month of the period.  Billable customers are typically corporate organizations. In most cases, corporate organizations will have multiple users and/or departments purchasing our solutions, however, we count the entire organization as a discrete customer.

(2)	We define a user of FOREWARN as a unique individual that has an active user account and is able to log into FOREWARN.
(3)

Contractual revenue % represents revenue generated from customers pursuant to pricing contracts containing a monthly fee and any additional overage divided by total revenue. Pricing contracts are generally annual contracts or longer, with auto renewal.

(4)

Net revenue attrition is defined as the revenue lost as a result of customer attrition, net of reinstated customer revenue, excluding FOREWARN revenue. Revenue is measured once a customer has generated revenue for six consecutive months. Revenue is considered lost when all revenue from a customer ceases for three consecutive months; revenue generated by a customer after the three-month loss period is defined as reinstated revenue. Net revenue attrition percentage is calculated on a trailing twelve-month basis, the numerator of which is the revenue lost during the period due to attrition, net of reinstated revenue, and the denominator of which is total revenue based on an average of total revenue at the beginning of each month during the period.

(5)

Revenue from new customers represents the total monthly revenue generated from new customers in a given period. A customer is defined as a new customer during the first six months of revenue generation.

(6)

Base revenue from existing customers represents the total monthly revenue generated from existing customers in a given period that does not exceed the customers' trailing six-month average revenue. A customer is defined as an existing customer six months after their initial month of revenue.

(7)	Growth revenue from existing customers represents the total monthly revenue generated from existing customers in a given period in excess of the customers' trailing six-month average revenue.

Investor Relations Contact:
Camilo Ramirez
Red Violet, Inc.
561-757-4500
ir@redviolet.com